EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2025FirstQuarter Financial Results

Net sales of $36.3 million and gross margin of 44.6%

Continued strong growth in high-value, strategic product lines, led by 92% increase in Fire

Raising FY25 Revenue and Adjusted EBITDA Guidance

HUNTSVILLE, AL / ACCESSWIRE / June 4, 2024 / Lakeland Industries, Inc. (NASDAQ: LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2025 first quarter ended April 30, 2024.

Fiscal 2025 First Quarter Financial Results Highlights

•	Net sales of $36.3 million, up $7.6 million, or 27%, year-over-year

•	Organic revenue(1) excluding Jolly and Pacific Helmets acquisitions, of $32.4 million, an increase of $3.7 million, or 13%, year-over-year

•	Fire services business, a key strategic growth focus for the Company, grew over 92% versus the same period last year

•	Gross margin of 44.6%, compared to 43.4% in the prior year period

•	Net income of $1.7 million or $0.22 per basic common share in Q1-FY25 versus $1.3 million or $0.18 per basic common share last year

•	Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA)(2) of $3.9 million in Q1-FY25, compared to $2.8 million in Q1-FY24

•	Jolly and Pacific Helmets revenue of $2.2 million and $1.7 million, respectively

(1)Organic revenue is total revenue excluding the effects of recent acquisitions, which management uses to assess the growth of its legacy business.

(2)Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures.  Reconciliations are provided in the tables of this press release.

Management Comments

“Lakeland delivered strong first-quarter results as we continued to execute on our commitment to expand our fire services business globally through organic growth and strategic acquisitions and to accelerate the growth of our industrial safety products,” said Jim Jenkins, President, Chief Executive Officer and Executive Chairman.  “Our Q1-FY25 net sales of $36.3 million is a 27% increase versus last year.  We were very pleased to see organic revenue grow by $3.7 million, or 13%, year-over-year, driven by increases in our Fire, Chemical, Wovens and Disposables products.  We also saw double-digit year-over-year organic growth across North and South America, including a 16% year-over-year growth in the U.S. and 54% in Latin America. While our Asian business remained soft in the first quarter, we continue to see healthy demand for our higher-value, Fire, Critical Environment, Disposables and Chemical product categories in North and South America, led by strong sales efforts and our container programs with key national customers.  After quarter-end, Lakeland announced a strategic partnership with LineDrive, a leading outsourced sales & marketing company for industrial maintenance, repair and operations (“MRO”). We believe this partnership will have a significant impact on expanding Lakeland’s products to a broader audience in the North American industrial sector,” continued Mr. Jenkins.

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“We also are encouraged by the sales results from our recent acquisitions as we saw combined sales of $3.9 million from Pacific Helmets, which we acquired last November, and Jolly Scarpe, which closed on February 5th of this year and completed Lakeland’s “head-to-toe” fire product offering,” added Mr. Jenkins. “Over the coming months, we will continue to integrate Pacific’s and Jolly’s outstanding fire safety products into Lakeland’s global sales channels and marketing platforms as we work to proactively leverage synergies across our global portfolio through market expansion and cross-selling opportunities.  Our fire services business, a key strategic growth focus for the Company, grew over 92% versus the same period last year, driven both by our Jolly and Pacific strategic acquisitions and organic growth as a result of our superior lead times and onboarding successes with new distributors.”

Mr. Jenkins continued, “We continue to actively pursue attractive opportunities to expand our global fire services business, and in early April of this year, we announced the signing of an agreement to acquire the fire and rescue business of LHD Group.  Along with the United States, Germany and Australia are “top-three” global fire markets, and LHD’s fire and rescue offerings bring Lakeland a premium product portfolio and complementary geographic footprints in Germany, Australia and Hong Kong. LHD also brings a recurring revenue LHD Care service offerings, which increases customer retention and which we expect to leverage and expand globally.  We are continuing to make progress on this transaction, and we anticipate closing in June once the final closing condition is cleared.

“Finally, I want to express my appreciation to Lakeland’s Board of Directors for the trust they have shown in me and to the talented Lakeland employees around the world who work every day to help keep our customers safe.  I am honored to have been named the permanent CEO and to lead this Company into the future,” concluded Mr. Jenkins.

Roger Shannon, Lakeland’s Chief Financial Officer, added, “During the fiscal first quarter, Lakeland delivered strong year-over-year first-quarter sales and profitability growth resulting from our geographic and end-market diversity, strong sales growth and margin improvement. Revenue grew 27% compared to the first quarter of fiscal year 2024. We increased Operating Profit by 14% to $2.2 million and Adjusted EBITDA by $1.1M, or 40%, to $3.9 million. Gross margin increased by 1.2 margin points to 44.6%, driven by positive organic sales mix and other operating improvements.  While our operating expenses increased to $14.0 million for the quarter, $1.2 million of the increase was due to acquisition, non-cash and non-recurring expenses, and acquired and sales-growth-related expenses accounted for $1.8 million of the increase.  Net income and Earnings per Share increased by 25% and 24%, respectively. Our continued focus on inventory reduction and generating Cash Flow resulted in an $8.6 million reduction, excluding the effects of acquisitions, in our inventory year-over-year, mainly driven by a 21% decrease in finished goods inventory.  Our balance sheet remains strong as we finished Q1-FY25 with $28.4 million of cash and total long-term debt of $13 million.

Fiscal 2025 First Quarter Financial Results

Net sales were $36.3 million for the first quarter of fiscal year 2025, as compared to $28.7 million for the first quarter of fiscal year 2024.  Sales of our Fire product line increased $5.0 million, or 92%, driven by $3.8 million in sales from newly acquired companies, Pacific Helmets and Jolly Scarpe and $1.2 million of organic growth. Our Wovens product line grew $1.1 million, or 49%, over the same period last year, and Chemicals grew $0.8 million, or 15%.Disposables continued to decline in percentage of total sales but increased in value by 6% compared to a year ago.

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On a consolidated basis for the first quarter of fiscal year 2025, domestic sales were $14.3 million or 39% of total revenues, and international sales were $22.0 million or 61% of total revenues. This compares with domestic sales of $12.3 million or 43% of the total and international sales of $16.4 million or 57% of the total in the first quarter of fiscal year 2024. Strong sales growth in North America and Latin America during the first quarter of fiscal 2025 was partially offset by slightly lower sales in Europe and Asia, despite some preliminary signs of growth from China.

Gross Profit of $16.2 million for the first quarter of fiscal year 2025 increased $3.7 million, or 30%, compared to $12.4 million in the first quarter of fiscal year 2024. Gross profit as a percentage of net sales was 44.6% for the first quarter of fiscal year 2025 as compared to 43.4% for the first quarter of fiscal year 2024. Gross Profit was positively impacted by product and geographical mix partially offset by the absence of one-time profit in ending inventory adjustments in the first quarter of fiscal year 2024 when comparing year-over-year.

Lakeland reported operating profit of $2.2 million for the first quarter of fiscal year 2025, compared to $1.9 million for the first quarter of fiscal year 2024. Operating expenses increased due to the organic and inorganic sales growth, legal fees related to acquisitions and higher amortization of intangibles, partially offset by the revaluation of the Eagle and Pacific Helmets earnout obligations. Operating margins were 6.1% for the first fiscal quarter of 2025, down from 6.8% for the first fiscal quarter of 2024.

The Company reported net income of $1.7 million, or $0.22 per basic and diluted share for the first quarter of fiscal year 2025 compared with a net income of $1.3 million, or $0.18 per basic and diluted share for the first quarter of fiscal year 2024.

Adjusted EBITDA for the first quarter of fiscal year 2025 was $3.9 million, an increase of $1.1 million, or 40%, compared with $2.8 million for the first quarter of fiscal 2024.  The increase in Adjusted EBITDA was driven by higher sales and improved organic gross margin, resulting from a positive sales mix.  We continue to see significant synergy opportunities with Jolly and Pacific Helmets.  As we expected, the combined EBITDA margins of both acquisitions were lower in the first quarter and reflect certain integration and marketing costs.  Mid-term and longer-term synergy opportunities continue to track to plan. Foreign exchange did not have a meaningful impact on operating expenses in Q1-FY25.

On May 1, 2024, the Board of Directors declared a quarterly cash dividend as part of initiating a recurring quarterly dividend program. The quarterly dividend of $0.03 per share was paid on May 22, 2024, to stockholders of record as of May 15, 2024.

FY 2025 Updated Guidance and Outlook

This updated guidance is based on our current backlog of orders and current expectations. These metrics constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these metrics, see “‘Safe Harbor’ Statement Under the Private Securities Litigation Reform Act of 1995” below.

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Revenue - We now expect FY25 Revenue in the range of $150 million to $155 million. This Revenue expectation includes the recently announced Jolly Scarpe and Pacific Helmets acquisitions but does not include the LHD fire and rescue business, which we expect to close in June 2024.

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Adjusted EBITDA – We expect FY25 Adjusted EBITDA, excluding any material negative impact from foreign exchange, to be in the range of $17 million to $20 million(1). This Adjusted EBITDA expectation includes the recently announced Jolly Scarpe and Pacific Helmets acquisitions but does not include the LHD fire and rescue business, which we expect to close in June 2024.

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(1)Excluding revenue, the Company does not provide guidance on a GAAP basis as certain items that impact Adjusted EBITDA, such as equity compensation, foreign exchange gains or losses, acquisition expenses and employee separation expenses, which may be significant, are outside the Company’s control and/or cannot be reasonably predicted.  Please see the “Reconciliation of GAAP Results to Non-GAAP Results” and the related footnotes at the end of this press release for detailed information on calculating non-GAAP measures.  See the non-GAAP financial reconciliation tables in this release for a reconciliation of other non-GAAP financial measures.

Mr. Jenkins added, “We are pleased with our first quarter results and the progress to date of our acquisition strategy.  We continue to believe our SSQ acquisition strategy and the investments we are making in our sales strategies position us for growth in revenue and profitability.   We entered Fiscal 2025 with momentum and high expectations, and we believe we are off to a strong start.”

Financial Results Conference Call

The Company will host a conference call and live webcast on Wednesday, June 5, 2024 at 12:00 p.m. Eastern to discuss its fiscal 2025 first quarter financial results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://www.webcaster4.com/Webcast/Page/2237/48499

Please note that the webcast is listen-only, and webcast participants will not be able to participate in the question-and-answer portion of the conference call. Interested parties may also participate in the call by dialing (888) 506-0062 or (973) 528-0011 and entering the passcode 635969. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available until Wednesday, June 12, 2024. To access the replay, please dial (877) 481-4010 or (919) 882-2331. The replay passcode is 48499. An archived version of the webcast will also be available on the Lakeland Investor Relations website.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market.  Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 2,000 global safety and industrial supply distributors.  Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry.  In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control.  Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market.  In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

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“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation the expected benefits of the Pacific, Jolly and LHD acquisitions and our M&A strategy.  All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements.  Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management.  As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events.  We caution readers that these forward-looking statements speak only as of the date hereof.  With respect to our guidance for revenue and Adjusted EBITDA, such metrics are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary, and those variations may be material.  The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: Adjusted EBITDA, Adjusted EBITDA margin.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.  The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

April 30, 2024 and January 31, 2024

(UNAUDITED)

(000’s except for share information)

	April 30,	January 31,
ASSETS	2024	2024
Current assets
Cash and cash equivalents	$28,365	$25,222
Accounts receivable, net of allowance for doubtful accounts of $927 and $857 at April 30, 204 and January 31, 2024, respectively	21,763	19,169
Inventories	56,064	51,251
Prepaid VAT and other taxes	2,212	2,753
Income tax receivable and other current assets	5,085	3,111
Total current assets	113,489	101,506
Property and equipment, net	11,933	10,685
Operating leases right-of-use assets	12,080	10,969
Deferred tax assets	3,037	3,097
Other assets	147	110
Goodwill	15,494	13,669
Intangible assets, net	7,922	6,830
Equity investment	4,618	4,719
Convertible debt instruments	2,800	2,161
Total assets	$171,520	$153,745
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,051	$7,378
Accrued compensation and benefits	3,994	3,921
Other accrued expenses	4,466	2,487
Income tax payable	1,203	1,454
Short-term borrowings	-	298
Accrued earnout agreement	218	643
Current portion of operating lease liability	2,164	2,164
Total current liabilities	21,096	18,345
Deferred income taxes	2,114	2,097
Loans payable – long term	12,965	731
Long-term portion of operating lease liabilities	10,236	9,121
Total Liabilities	46,411	30,294
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)
Common stock, $0.01 par; authorized 20,000,000 shares	87	87
Issued 8,736,023 and 8,722,965; outstanding 7,377,815 and 7,364,757 at April 30, 2024 and January 31, 2024, respectively
Treasury stock, at cost; 1,358,208 shares at April 30, 2024 and January 31, 2024, respectively	(19,979)	(19,979)
Additional paid-in capital	79,488	79,420
Retained earnings	70,714	69,283
Accumulated other comprehensive loss	(5,202)	(5,360)
Total stockholders' equity	125,109	123,451
Total liabilities and stockholders' equity	$171,520	$153,745

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended
	April 30,
	2024	2023

Net sales	$36,309	$28,700
Cost of goods sold	20,125	16,256
Gross profit	16,184	12,444
Operating expenses	13,982	10,506
Operating profit	2,202	1,938
Other income (expense), net	11	(69)
Interest expense	(172)	(8)
Income before taxes	2,041	1,861
Income tax expense	388	541
Net income	$1,653	$1,320
Net income per common share:
Basic	$0.22	$0.18
Diluted	$0.22	$0.18
Weighted average common shares outstanding:
Basic	7,364,757	7,325,005
Diluted	7,582,449	7,502,863

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s) except share information

(Unaudited)

Supplemental Information

	Three Months Ended
	April 30,
	2024	2023

Net sales	$36,309	$28,700
Year over Year change	26.5%	5.2%
Gross profit	16,184	12,444
Gross profit %	44.6%	43.4%
Operating expenses	13,982	10,506
Operating expenses as a percentage of sales	38.5%	36.6%
Operating profit	2,202	1,938
Operating profit as a percentage of sales	6.1%	6.8%
Other income (expense), net	11	(69)
Interest expense	(172)	(8)
Income before taxes	2,041	1,861
Income tax expense	388	541
Net income	$1,653	$1,320
Weighted average shares for EPS-Basic	7,365	7,325
Income tax expense	388	541
Interest expense	172	8
Depreciation and amortization	647	533
EBITDA	2,860	2,402
Equity compensation	198	407
Other income (expense), net	(11)	69
Acquisition expenses	972	17
Earnout revaluation	(689)	(493)
Severance expenses	-	320
Monterrey, Mexico facility costs	276	38
PFAS Litigation	247	-
Adjusted EBITDA	$3,853	$2,761

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000) (Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended
	April 30,
	2024	2023
Net Income to EBITDA
Net income	$1,653	$1,320
Interest expense	172	8
Taxes (1)	388	541
Depreciation and amortization	647	533
EBITDA	$2,860	$2,403

EBITDA to Adjusted EBITDA
(excluding non-cash expenses)
EBITDA	$2,860	$2,403
Equity compensation (2)	198	407
Other income (expense) (3)	(11)	69
Acquisition expenses (4)	972	17
Earnout revaluation (5)	(689)	(493)
Employee separation expense (6)	-	320
Monterrey, Mexico facility costs (7)	276	38
PFAS Litigation (8)	247	-
Adjusted EBITDA	$3,853	$2,761

Adjusted EBITDA Margin
Adjusted EBITDA	$3,853	$2,761
Divided by net sales	$36,309	$28,700
Adjusted EBITDA Margin	10.6%	9.6%

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The financial data above includes non-GAAP financial measures, including EBITDA and adjusted EBITDA.  Management excludes from EBITDA and adjusted EBITDA all expenses for interest, taxes, depreciation and amortization, and Other Income, which is comprised of interest income and gains (losses) from equity method investments.  For adjusted EBITDA management also excludes equity compensation, acquisition-related expenses, severance costs, and start-up costs for our Mexican operations. This press release also discusses Adjusted EBITDA Margin, which is calculated by dividing Adjusted EBITDA by GAAP net sales.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations.  We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of the Company’s strategic plan, and (3) provide investors with a better understanding of how management plans and measures the business.  The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity.  Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.  Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

Additional information regarding the adjustments is provided below.

(1)

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors.

(2)	Adjustments for Equity Compensation, which consist of non-cash expenses for the grant of equity awards.

(3)	Adjustments for Other Income, which consists of interest income and gains/(losses) from Investments accounted for under the equity method of accounting.

(4)

Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company’s acquisitions of Eagle Technical Products Limited in the first quarter of fiscal year 2024, Pacific Helmets NZ Limited in the fourth quarter of fiscal year 2024, Jolly Scarpe S.p.A. and Jolly Scarpe Romania S.R.L in the first quarter of fiscal year 2025 and LHD Group Deutschland GmbH (LHD) and its Hong Kong and Australian subsidiaries in the first quarter of fiscal year 2025.

(5)	Adjustment for the reduction of the estimated earnout payment related to the Eagle and Pacific Helmets acquisitions.

(6)	Adjustment for accrued separation costs for our former COO, who separated from the Company in the first quarter of fiscal year 2024.

(7)

Adjustments for costs for our Mexican operations consist of external services and legal fees associated with a property-related dispute with the landlord of our manufacturing site in Monterrey, Mexico.

(8)	Adjustment for PFAS Litigation.

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